Exhibit 24.2

ADDITIONAL OMNIBUS POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto or thereafter added by joinder and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file one or more registration statements (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for resale under the Securities Act.

The undersigned are directors, officers and/or other authorized persons of one or more of the Guarantors and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments, including pre-effective and  post-effective amendments thereto (and any additional Registration Statements related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments including post-effective amendments thereto)), to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.   Without limiting the generality of the foregoing,  amendments to the Registration Statements may make such changes in such Registration Statements as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument. If this Power of Attorney is executed by less than all of the undersigned, it shall nevertheless be effective with respect to those of the undersigned as shall have executed it.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of this 9th day of April, 2010, by the following persons:

[continued and to be signed on the next page]

Signatures	Title

/s/ Michael J. Barrist	Chief Executive Officer, President and Director of Total Debt Management, Inc.
Michael J. Barrist

/s/ Joshua Gindin	Director of Total Debt Management, Inc.
Joshua Gindin

/s/ Richard J. Palmer	Treasurer (Chief Financial Officer) of NCOP XI, LLC and NCOP XII, LLC
Richard J. Palmer

/s/ John R. Schwab	Chief Financial Officer, Treasurer and Director of Total Debt Management, Inc.
John R. Schwab

/s/ Albert Zezulinski	President (Chief Executive Officer) of NCOP XI, LLC and NCOP XII, LLC
Albert Zezulinski